UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

United Technologies Corporation (“UTC”) held its Annual Meeting of Shareowners on April 14, 2010. As of February 16, 2010, the record date for the meeting, 936,413,635 shares of UTC Common Stock were issued and outstanding. A quorum of 805,220,959 shares of Common Stock were present or represented at the meeting.

The following individuals were nominated and elected to serve as directors:

Louis R. Chênevert, John V. Faraci, Jean-Pierre Garnier, Jamie S. Gorelick, Carlos M. Gutierrez, Edward A. Kangas, Charles R. Lee, Richard D. McCormick, Harold McGraw III, Richard B. Myers, H. Patrick Swygert, André Villeneuve, and Christine Todd Whitman.

The Shareowners voted on the matters below as follows:

1)	Election of Directors. The voting results for each of the nominees were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Louis R. Chênevert	705,900,415	21,417,118	77,903,426
John V. Faraci	700,289,736	27,027,797	77,903,426
Jean-Pierre Garnier	713,006,271	14,311,262	77,903,426
Jamie S. Gorelick	717,859,776	9,457,756	77,903,426
Carlos M. Gutierrez	722,066,507	5,251,026	77,903,426
Edward A. Kangas	702,654,858	24,662,675	77,903,426
Charles R. Lee	701,885,251	25,432,282	77,903,426
Richard D. McCormick	718,475,394	8,842,139	77,903,426
Harold McGraw III	686,056,912	41,260,621	77,903,426
Richard B. Myers	714,506,153	12,811,380	77,903,426
H. Patrick Swygert	694,179,227	33,138,306	77,903,426
André Villeneuve	716,728,464	10,589,069	77,903,426
Christine Todd Whitman	722,109,883	5,207,650	77,903,426

2)	A proposal of the Audit Committee and the Board of Directors to re-appoint the firm of PricewaterhouseCoopers LLP to serve as Independent Auditor until the next Annual Meeting of Shareowners in 2011. A total of 792,969,578 shares were voted for and 10,315,363 shares were voted against this proposal. The holders of 1,936,018 shares abstained from voting.

3)	A shareowner proposal recommending that the Board of Directors adopt a policy requiring that the proxy statement include a management proposal seeking an advisory vote of shareholders to ratify and approve the report of the Committee on Compensation and Executive Development and the executive compensation policies and practices described in the Compensation Discussion and Analysis. A total of 292,607,605 shares were voted for and 392,581,247 shares were voted against this proposal. The holders of 42,128,481 shares abstained from voting and there were 77,903,626 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

	By:	/S/ KATHLEEN M. HOPKO
Date: April 19, 2010		Kathleen M. Hopko
Vice President, Secretary and Associate General Counsel